UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2018

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, Murphy USA Inc. ("Murphy USA") issued a press release announcing the election of Hon. Jeanne L. Phillips to Murphy USA's Board of Directors effective November 19, 2018.

Ambassador Phillips will receive compensation in accordance with our compensation arrangements for non-employee directors. Equity awards for non-employee directors are governed by the Murphy USA Inc. Stock Plan for Non-Employee Directors which was filed with the SEC as an exhibit to Form S-8 (File No. 333-191131) on September 13, 2013.

Ambassador Phillips has not yet been appointed to any committee of the Board of Directors; she will serve as a Class I Director with a term expiring at the 2020 annual meeting of stockholders.

The full text of the press release announcing Ambassador Phillip's election to the Board of Directors is filed herewith as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release Issued by Murphy USA Inc., dated November 26, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date: November 26, 2018	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	News release issued by Murphy USA Inc., dated November 26, 2018